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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): NOVEMBER 23, 1998

                          ACRODYNE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                             Commission file number
                                     0-24886

       Delaware                                            11-3067564
       --------                                            ----------
       (State or other jurisdiction of                     (I.R.S. Employer
       incorporation or organization)                      Identification No.)

       516 Township Line Road
       Blue Bell, Pennsylvania                             19422
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       (Address of principal executive offices)            (Zip Code)

       Issuer's telephone number: 215-542-7000

                                 NOT APPLICABLE
          (Former name or former address, if changed from last report)

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Item 5.  Other Events

         On November 23, 1998 Acrodyne Communications, Inc. ("Acrodyne") entered into an agreement with Sinclair Broadcast Group, Inc. ("Sinclair"), whereby Sinclair agreed to acquire a significant equity interest in Acrodyne and appoint certain members of Acrodyne's Board of Directors and senior management upon consummation of the transaction.

         Under the Agreement, Sinclair agreed to make a cash infusion of $4.3 million in Acrodyne in consideration for the issuance of 1,431,333 shares of Acrodyne's common stock and the issuance of warrants to purchase up to an aggregate of 8,713,100 shares over a term of seven years at prices ranging from $3.00 to $6.00 per share. Of such warrants, 6,000,000 are exercisable only upon the Company's achievement of increased product sales or sales of products with new technology. Simultaneously with the closing of the transaction, Sinclair agreed to acquire an additional 800,000 shares of common stock currently held by the Scorpion/Newlight investment group. Immediately after the transaction, Sinclair would hold an aggregate of 2,231,333 shares of Acrodyne, representing approximately 31.8% of the then issued common stock, assuming no exercise of any warrants.

         At the closing of the transaction, Acrodyne's Board of Directors would be reconstituted to comprise 3 directors nominated by Sinclair, 2 directors nominated by the Company's President and CEO, A.Robert Mancuso, and 2 independent directors not affiliated with Sinclair or Acrodyne.

         In connection with this investment, Sinclair, Acrodyne and Mr. Mancuso have agreed to enter into an Investment Agreement with respect to Acrodyne's governance and providing for, among other things, the composition of the Board of Directors, restrictions on certain corporate securities and affiliated party transactions, a standstill agreement and an enhanced role for the Company's independent directors.

         The consummation of the transaction with Sinclair is subject to the approval of Acrodyne's stockholders and certain other customary closing conditions. Acrodyne will convene a special meeting of stockholders and circulate a proxy statement as required under the rules of the Securities and Exchange Commission. Acrodyne intends to hold its stockholders meeting in January 1999.

Exhibits
--------
Exhibit 1     Subscription Agreement dated November 23, 1998 with its exhibits.

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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Acrodyne Communications, Inc.
                                                  -----------------------------
                                                  (Registrant)

                                                          /s/ A. Robert Mancuso
                                                  -----------------------------
                                                              A. Robert Mancuso
                                                         Chairman and President